    Exhibit 10.2
June 22, 2023
Ladies and Gentlemen:
Reference is made to that certain Securities Purchase Agreement, dated as of August 9, 2022 (the “Purchase Agreement”), between Xos, Inc., a Delaware corporation (the “Company”), and YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”).
Pursuant to, and in accordance with, the Purchase Agreement, the Company issued and sold to the Investor (i) a convertible debenture in the principal amount of $20,000,000 issued on August 9, 2022 and (ii) a convertible debenture in the principal amount of $15,000,000 issued on September 21, 2022 (collectively, the “Debentures”).
The Company and the Investor also entered into that certain Standby Equity Purchase Agreement (the “Original SEPA”), dated as of March 23, 2022. On the date hereof, the Company and the Investor entered into Amendment No. 1 to the Original SEPA (as amended, the “SEPA”).
Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement, Debentures or SEPA, as applicable.
Pursuant to Section 4(j) of the Purchase Agreement, the parties hereby provide advance mutual consent that the Company may effect any Advances under the SEPA without further restriction; provided, however, that for so long as any Principal and Interest remain outstanding under the Debentures, the Company may only (i) submit an Advance Notice if an event described in clause (i) or clause (ii) of Section 2(a) of the Debentures has occurred and has not been cured in accordance with clause (A), (B), or (C) of Section 2(a) of the Debentures, and (ii) designate an Option 1 Advance Amount.
The Investor shall pay the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Debentures as an Optional Redemption (whereby the notice period and conditions to an Optional Redemption shall be deemed waived by the Investor for such purposes) first, towards accrued and unpaid interest, and then, second, towards outstanding principal and finally, the corresponding Redemption Premium in respect of such principal amount.
Notwithstanding the foregoing, during each calendar month (being the 1st day of the month through the last day of the same month) any portion of the Advance Proceeds that would result in the cumulative reduction to the outstanding principal under the Debentures by more than $3,000,000 (including principal converted or paid to the Investor by an Optional Redemption or otherwise) for such calendar month (“Excess Proceeds”) shall instead be split such that the Investor shall pay 75% of such Excess Proceeds to the Company pursuant to the terms of the SEPA, and the Investor shall pay 25% of such Excess Proceeds by offsetting such amount against an equal amount outstanding under the Debentures as an Optional Redemption (whereby the notice period and conditions to an Optional Redemption shall be deemed waived by the Investor for such purposes).
For the purposes of Section 2(a) of the Debentures, the parties hereby agree that in addition to reducing each Triggered Principal Amount by any Principal and/or accrued and

Xos, Inc. 3550 Tyburn St.     Los Angeles, CA 90065 xostrucks.com

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unpaid interest converted by the Investor in the 30 days prior to such monthly prepayment date, each Triggered Principal Amount shall also be reduced by any Optional Redemptions including any Advance Proceeds that were offset against amounts outstanding under the Debentures as an Optional Redemption as set forth above in the 30 days prior to such monthly prepayment date.
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IN WITNESS WHEREOF, each of the Company and the Investor has executed or caused this letter agreement to be executed by its duly authorized representative as of the date set forth above.
COMPANY:

XOS, INC.

By:    /s/ Dakota Semler
Name:    Dakota Semler
Title:    CEO & Co-Founder

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YA II PN, LTD.
By:    Yorkville Advisors Global, LP
Its:    Investment Manager

By:    Yorkville Advisors Global II, LLC
Its:    General Partner

By:    /s/ Matt Beckman
Name:    Matt Beckman
Title:    Member

[Signature Page to Side Letter]

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